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United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2003

CITY NATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-10521	95-2568550
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
City National Center 400 North Roxbury Drive, Beverly Hills, California		90210
(Address of principal executive offices)		(Zip code)
Registrant's telephone number, including area code		(310) 888-6000

Not applicable
(former name or former address, if changed since last report)

Item 5. OTHER EVENTS.

    On February 13, 2003, City National Corporation announced the sale of $225 million of 10-year senior notes in a private placement offering to qualified institutional buyers under Rule 144A of the Securities Act of 1933.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)
Exhibits.

99.1
Press release dated February 13, 2003 announcing the sale of $225 million of 10-year senior notes in a private placement offering to qualified institutional buyers under Rule 144A of the Securities Act of 1933.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITY NATIONAL CORPORATION

February 13, 2003	/s/ FRANK P. PEKNY Frank P. Pekny Executive Vice President and Chief Financial Officer/Treasurer (Authorized Officer and Principal Financial Officer)

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SIGNATURES